Exhibit (a)(1)(H)

[LOGO] Rite Aid Stock Option Exchange Program

Name: Eric Northman

Employee ID #: 1234567

Original Stock Option Replacement Stock Option

Per Share

Exercise Price Stock Options Number of

Grant Number Grant Date ($) Outstanding Replacement Options Election

0000005

09/04/02

$2.35

5,000 1,250

OYes ONo

0000002

12/03/03

$6.29

2,000 333

O Yes O No

0000003

05/03/04

$5.07

6,000 1,200

O Yes O No

0000004

09/23/04

$3.58

10,000 3,333

O Yes O No

0000001

06/26/07

$6.07

5,000 2,500

O Yes O No

Election to Exchange. To elect to surrender an Eligible Option. please check the “Yes” box for each grant that you wish to exchange, sign and date the form where indicated below, and fax the signed form to 888.502.0359. If you do not complete the requested information and clearly mark the “Yes” box with respect to an Eligible Option that Eligible Option will not be exchanged.

Election to Withdraw. To elect to withdraw a previous election to surrender an Eigible Option please check the “No” box. sign and date the form where indicated below, and fax the signed form to 888.502.0359.

Agreement to Terms of Election. By your signature below, you acknowledge that your election is subject to the terms conditions and restrictions contained in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options dated March 21. 2011.

Signature: __________________________

Date: __________________________

Valid Signature Is Required

PLEASE FAX FORM TO 888.502.0359